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                                                                 Exhibit 10 (ai)

                         AGREEMENT OF SALE AND PURCHASE

            THIS AGREEMENT is made as of the 2nd day of July, 1997 between JOHN
D. MORAN, SR., an individual, t/a/d/b/a MORAN INDUSTRIES ("Seller") and PENN SQUARE PROPERTIES, INC., a Pennsylvania corporation, ("Buyer)".

                              W I T N E S S E T H :

1. Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions of this Agreement, certain property located in the Township of Wright, County of Luzerne, Commonwealth of Pennsylvania, consisting of the following:

                  (a) Real Property. All that certain tract of land ("Land") containing 13.15 acres which is described as "Parcel 2" in Schedule A(3) of that certain Loan Policy of Title Insurance, Policy Number 554-943245, issued by Commonwealth Land Title Insurance Company, Date of Policy: September 17, 1996; together with all improvements thereon, including, without limitation, a building containing approximately 105,000 square feet of enclosed ground floor area; together with all appurtenances thereto (including, without limitation, all easements, rights-of-way, water rights, mineral rights (to the extent owned by Seller) , timber rights, development rights, privileges, licenses and other rights and benefits belonging to, running with the owner of, or in any way relating to the Land); and together with all rights, title and interest of Seller in and to all land lying in the bed of any street, opened or proposed, abutting the Land and all right, title and interest of Seller in an to any unpaid award for the taking by eminent domain of any part of the Land or for damages to the Land by reason of a change of grade of any street (all of the property, rights and privileges described in this Section 1(a) herein being collectively called the "Real Property").

                  (b) Personal Property. All fixtures, equipment and other personal property attached or appurtenant to the Real Property; all furniture, supplies, and other unattached items of personal property located in or on, or used in connection with, the Real Property which are not owned by the Tenant (as defined below); and all intangible personal property used in the ownership, operation or maintenance of the Real Property, which is not owned by the Tenant (all of the foregoing items of property being herein collectively called "Personal Property").

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                  (c) Property. The Real Property and the Personal Property are
sometimes collectively called "Property".

2. Purchase Price. The purchase price (the "Purchase Price") for the Property, subject to adjustments as provided in this Agreement, shall be Two Million Seven Hundred Thirty Thousand Dollars ($2,730,000), and shall be paid as follows:

                  (a) Fifty Thousand Dollars ($50,000) (such sum, plus all interest which accrues thereon, being herein called "the Deposit") shall be paid by Buyer to First American Title Insurance Company ("Title Company") on or prior to the third business day to occur after the date on which the Inspection Period (as defined below) ends. The Title Company shall provide written notice to Seller and Seller's counsel upon receipt of the Deposit. The Deposit shall be held by the Title Company in one or more federally-insured money market accounts acceptable to both Seller and Buyer, or in short-term United States Government obligations having a maturity date which is not later than the Closing Date (as defined below). Interest earned on the Deposit is, as stated above, deemed part of the Deposit and therefore shall be paid to the party entitled to the Deposit as elsewhere provided in this Agreement.

                  (b) The balance of the Purchase Price shall be paid at Closing by wire transfer of immediately available funds.

3. Disposition of Deposit; Defaults.

                  (a) The Deposit shall be held in escrow and disbursed by the Title Company in accordance with the terms of this Agreement.

                  (b) If Buyer, without the right to do so and in default of its obligations under this Agreement fails to complete Closing, Seller shall have the right to be paid the Deposit as liquidated damages and not as a penalty. Buyer and Seller acknowledge that the damages which may be incurred by Seller in the event of Buyer's default are difficult to quantify as of the date of this Agreement; the Deposit represents the parties' reasonable estimate of Seller's probable future damages in the event of Buyer's default; and that the Deposit represents fair and reasonable compensation to Seller in the event of Buyer's default. The right of Seller to be paid the Deposit shall be Seller's exclusive and sole remedy, and Seller waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted by law or in equity against Buyer.

                  (c) If Seller, without the right to do so and in default of its obligations under this Agreement fails to complete Closing or otherwise defaults under or breaches this Agreement, Buyer shall have the right to be paid the Deposit, which right shall be in addition to all other rights and remedies of Buyer under this Agreement, at law or in equity, including without limitation the right to specific performance and injunctive relief.


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                  (d) If Closing is completed hereunder, the Title Company shall pay the Deposit to Seller on account of the Purchase Price.

                  (e) Notwithstanding anything contained in this Section 3, if either party terminates this Agreement as a result of the other's default or pursuant to the exercise of any right of termination conferred by this Agreement, the Title Company shall not disburse the Deposit until the earlier to occur of: (i) receipt by the Title Company of written instructions from Seller and Buyer or (ii) entry of a final adjudication determining which party is entitled to receive the Deposit, as applicable, at which time the Deposit shall be distributed in accordance with such written instructions or adjudication. In the event of a dispute between the parties with respect to the Deposit, the Title Company may deposit the Deposit with a court of proper jurisdiction in the City of Philadelphia, Pennsylvania and commence an interpleader action. Upon notifying Seller and Buyer of the commencement of such action, the Title Company shall be released of all liability with respect to the Deposit, except to the extent of accounting for any monies previously delivered by the Title Company out of escrow. The Title Company shall not be liable to either Seller or Buyer other than for the performance of its duties under this Agreement, its gross negligence or intentional wrongdoing. Seller and Buyer agree that any state or federal court in the City of Philadelphia, Pennsylvania shall be the court of proper jurisdiction with respect to any dispute concerning the disposition of the Deposit.

4. Closing. The closing of this transaction ("Closing") shall take place at the offices of Wolf, Block, Schorr and Solis-Cohen, Twelfth Floor Packard Building, 15th and Chestnut Streets, Philadelphia, Pennsylvania 19102. Closing shall commence at 10:00 a.m. on October 31, 1997 or such earlier date as shall be designated by written notice from Buyer to Seller. (the "Closing Date").

5. Condition of Title.

                  (a) Title to the Property shall be good and marketable and free and clear of all liens, restrictions, easements, encumbrances, leases, tenancies and other title objections, except for the Tenant Lease (as defined below) and the Permitted Encumbrances (as defined below), and shall be insurable as such and as provided in this Agreement at ordinary rates by the Title Company pursuant to an ALTA Owner's Policy of Title Insurance, 1970 Form B, amended October 17, 1970 and October 17, 1984 (the "Owner's Policy of Title Insurance"). The Owner's Policy of Title Insurance shall also contain endorsements insuring that (A) the covenants, conditions and restrictions included in the Permitted Encumbrances have not been violated and that a future violation thereof will not cause a forfeiture or reversion of title, (B) all portions of the Land are contiguous to each other without any strips or gores between and constitute a single, contiguous tract, and (C) the Land has direct access to Oak Hill Road which is a publicly dedicated street owned and maintained by the proper governmental authority. The premium (at ordinary rates) for the Owner's Policy of Title Insurance and such endorsements will be paid by Buyer.


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                  (b) If Seller is unable to convey title to the Property to
Buyer at Closing in accordance with the requirements of this Agreement, Buyer shall have the options (i) of taking such title as Seller is able to convey with abatement of the Purchase Price in the amount (fixed or ascertainable) of any mortgages or other monetary liens on the Real Property, or (ii) of terminating Buyer's obligations under this Agreement and being repaid the Deposit; and






                                      4
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upon payment to Buyer of the Deposit, this Agreement shall be null and void and neither party shall have any obligations hereunder. If Buyer terminates this Agreement pursuant to this Section 5(b), Seller and Buyer shall immediately deliver to the Title Company written instructions to pay the Deposit to Buyer.

                  (c) Promptly after execution of this Agreement, Buyer shall order a Commitment For Title Insurance ("Title Commitment")from the Title Company with respect to the Real Property . After receipt of the full Title Commitment and a new survey of the Land (which new survey shall be obtained by Buyer, at Buyer's sole cost and expense), Buyer shall give to Seller notice ("Exception Notice") of any exceptions to title set forth in the Title Commitment which are not acceptable to Buyer ("Unacceptable Exceptions"). Seller shall, within ten (10) days from the date of Seller's receipt of Exception Notice, deliver to Buyer an endorsement to the Title Commitment issued by the Title Company stating which, if any, Unacceptable Exceptions the Title Company has removed from the Title Commitment; and if the Title Company has not issued an endorsement to the Title Commitment removing all of the Unacceptable Exceptions from the Title Commitment within ten (10) days from the date of Seller's receipt of the Exception Notice, then Buyer shall thereafter have the right to terminate this Agreement by notice to Seller If Buyer terminates this Agreement pursuant to the provisions of the preceding sentence, there shall be no further liability or obligations on the part of Buyer or Seller under this Agreement and Seller shall cause the Title Company to return to Buyer the Deposit and all interest accrued thereon. If Buyer does not terminate this Agreement pursuant to the provisions of this subparagraph 4(c), then the exceptions remaining on Schedule B, Section 2 of the Title Commitment which are not liens securing repayment of monetary sums ("Liens") shall be the "Permitted Encumbrances". Seller agrees fully to pay all Liens and cause all Liens to be released and satisfied of record prior to the completion of Closing.

6. Possession. Possession of the Property shall be given to Buyer at Closing, subject only to the right of occupancy of the Tenant under the Tenant Lease by delivery of Seller's special warranty deed (the "Deed") and bill of sale (the "Bill of Sale"), duly executed and acknowledged by Seller and in proper form for recording. If Buyer causes a survey to the Real Property to be made, then at Buyer's option the description of the Real Property contained in the Deed shall be based upon that survey.

7. Apportionments; Transfer Taxes

                  (a)(i) Real estate taxes (on the basis of the actual fiscal years for which such taxes are assessed) on the Real Property; personal property taxes on the Personal Property; minimum water and sewer rentals; Base Rent and Additional Rent and other sums paid by the Tenant to the Seller prior to Closing under the Tenant Lease; payments due under the Service Agreements (as defined below) which are to be assigned to Buyer, if any, shall be apportioned pro rata between Seller and Buyer on a per diem basis as of the Closing Date; provided, however, that there shall be no apportionment between Buyer and Seller at Closing with respect to real estate taxes, utility charges and other sums paid by the Tenant to the taxing


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authorities, utility companies or other third parties pursuant to the Tenant
Lease for a period or periods of time from and after the Closing Date.

                        (ii) If the Closing Date is not the first day of a calendar month and if as of the Closing Date the Tenant has not paid the monthly installment of Base Rent ("Delinquent Installment") due under the Tenant Lease with respect to the month in which Closing occurs, then at Closing Buyer shall receive a credit against the Purchase Price in an amount equal to the portion of the Delinquent Installment applicable to the period of time from and after the Closing Date and through the balance of the applicable month; and upon Buyer's receipt of the Delinquent Installment from Tenant, Buyer shall pay the full amount thereof to Seller.

                        (iii) If, at Closing, the Property is affected by an assessment which is payable in installments of which the first installment is then a charge or lien, or has been paid, then all unpaid installments of such assessments, including those which are to become due and payable after Closing, shall be deemed to be due and payable and to be a lien upon the Property and shall be paid and discharged by Seller at Closing.

                  (b) Each of Seller and Buyer shall, at Closing, pay one-half (1/2) of all realty transfer taxes imposed upon the Deed and/or the conveyance of the Real Property from Seller to Buyer.

8. Representations and Warranties of Seller. Seller, to induce Buyer to enter into this Agreement and to complete Closing, makes the following representations and warranties to Buyer, which representations and warranties are true and correct as of the date of this Agreement, and shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made both at and as of the date of this Agreement, and at and as of the Closing Date.

                  (a) The only lease or other agreement with respect to rights of use and occupancy of the Property in effect is the Lease Agreement dated September 26, 1996, between Seller as Landlord, and Dana Perfumes Corp., a New York corporation ("Tenant"), as Tenant, as amended by an Addendum to Lease Agreement dated December 11, 1996, between Seller and Tenant (the "Tenant Lease").

                  (b) The Tenant Lease is valid and existing and in full force and effect; the Tenant is in actual possession of the Property; and neither the Tenant nor the Seller is in default of its respective obligations under the Tenant Lease.


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

                  (c) The copy of the Tenant Lease previously delivered by Seller to Buyer and initialed by Seller and Buyer for identification is a true and complete copy of the Tenant Lease; the Tenant Lease has not been amended, modified, or supplemented; and the Tenant does not have any right to extend or renew the Initial Term except as expressly set forth in the Tenant Lease.

                  (d) The Tenant has not asserted any claim which could adversely affect the right of the landlord to collect Base Rent or Additional Rent from the Tenant; and no notice of default or breach on the part of landlord under the Tenant Lease has been received by Seller from the Tenant which has not been cured.

                  (e) Except as provided in the next sentence, all construction, painting, repairs, alterations, improvements and other work required to be performed by the landlord under the Tenant Lease (including without limitation the additional construction referred to in Section 5 of the Tenant Lease), and all of the other obligations of the landlord required to be performed under the Tenant Lease as of the Closing Date, have been fully performed and paid for in full by Seller. The following items are required to be completed by Seller; and Seller agrees to complete such items (at Seller's sole cost and expense) prior to Closing in accordance with the requirements of the Tenant Lease and the provisions of all applicable laws and regulations and in a good and workmanlike manner: install top coat of paving on the main parking lot; install gravel in the trailer parking lot; install 2 light poles; and hydroseed lawn areas.

                  (f) The current term of the Tenant Lease commenced on November 1, 1996, and will expire on October 30, 2001; the Tenant commenced the payment of rent on November 1, 1996; the current annual minimum fixed rent payable by Tenant under the Tenant Lease is $365,454; the square footage of the floor area demised under the Tenant Lease is 105,000 sq. ft. of ground floor area plus a mezzanine area; the Real Property is in an industrial zoning classification in which Tenant's use or uses as permitted under the Tenant Lease are permitted; Seller has heretofore completed in accordance with the requirements of the Tenant Lease, the mezzanine space described in the Addendum to Lease Agreement, and Tenant has accepted and is occupying said mezzanine; and Tenant has not heretofore exercised its option to renew the Tenant Lease, pursuant to Paragraph 14 of the Tenant Lease nor its option to purchase the Premises pursuant to Paragraph 15 of the Tenant Lease..

                  (g) The rents and other payments set forth in subsection 8(f) above and in the Tenant Lease are the actual rents, income and charges presently being collected by Seller under the Tenant Lease; all minimum rent payable under the Tenant Lease is payable monthly in advance and there are no restrictions upon the amount of rent which may be charged or collected under the Tenant Lease nor upon tenants to whom space can be leased in the Property by virtue of rent control laws, ordinances, or regulations, or by virtue of existing agreements or regulations.

                  (h) Except as set forth in the Tenant Lease, the Tenant is not entitled to any concession, allowance, rebate or refund.


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                  (i) The Tenant has not prepaid any rent or other charges for more than the current month under the Tenant Lease.

                  (j) No security deposit has been paid by the Tenant under the Tenant Lease.

                  (k) No brokerage or leasing commissions or other compensation is or will be due or payable to any party with respect to or on account of the Tenant Lease or any extensions or renewals thereof or any other actions by Tenant thereunder.

                  (l) Except as expressly set forth in Paragraph 15 of the Tenant Lease, the Tenant does not have any right or option to acquire the Property or any portion thereof; and there are no outstanding agreements with any other party granting any right or creating any obligation to acquire the Property or any portion thereof or any interest therein.

                  (m) Seller has not received any notice ("Defect Notice") from any insurance company which has issued a policy with respect to the Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in the Property or suggesting or requesting the performance of any repairs, alterations or other work to the Property.

                  (n) There are no management, service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Property, except for any agreements under which only the Tenant is bound and except for the agreements listed on Exhibit A to this Agreement (collectively, the "Service Agreements"); Seller is not in default under the Service Agreements; each of the Service Agreements designated on Exhibit A to be assigned to Buyer at Closing is assignable by Seller and will not be invalidated, violated or otherwise adversely affected by the assignment thereof or by the transfer of the Property to Buyer; the copies of the Service Agreements previously delivered by Seller to Buyer and initialed by Seller and Buyer for identification are true and complete copies of such Service Agreements and the same have not been amended, modified or supplemented; and each of the Service Agreements designated on Exhibit A to be terminated shall be terminated by Seller at or prior to Closing and all sums due thereunder paid in full by Seller.

                  (o) No persons are employed by Seller in connection with the management, operation or maintenance of the Property; and no employment arrangements with respect to employees at the Property will be binding on Buyer after Closing.

                  (p) All buildings and improvements (including all roads, parking areas, curbs, sidewalks, sewers and other utilities) included within the Property have been completed and installed in accordance with the plans and specifications therefor approved by the governmental authorities having jurisdiction; no municipal or other governmental improvements affecting the Property are in the course of construction or installation, and no such improvement

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has been ordered to be made; all street paving, curbing, sanitary sewers, storm sewers and other municipal or other governmental improvements which have been constructed or installed have been paid for and will not hereafter be assessed, and all assessments heretofore made have been paid in full; and there are no private contractual obligations relating to the installation of or connection to any sanitary sewers or storm sewers.

                  (q) All permanent certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the Property, have been paid for, are in full force and effect, are assignable by Seller, and will not be invalidated, violated or otherwise adversely affected by the assignment thereof or by the transfer of the Property to Buyer.

                  (r) The current zoning classification of the Real Property under the Zoning Code of Wright Township is I-1 and the construction, operation and use of the buildings and other improvements constituting the Real Property do not violate any zoning, subdivision, building or similar law, ordinance, order, regulation or recorded plat or any certificate of occupancy issued for the Property; no zoning variances, special exceptions or zoning board of adjustment certificates were issued for the construction of the Property or for its present use; and the buildings and improvements on the Real Property are not non-conforming uses or structures.

                  (s) No portion of the Property and no method of operation of the Property is in violation ("Violation") of any applicable law, ordinance, code, rule, order, regulation or requirement of any governmental authority, the requirements of any local board of fire underwriters (or other body exercising similar functions), and there are no presently outstanding and uncured notices of Violations.

                  (t) Seller has no knowledge of any defective condition, structural or otherwise, with respect to the Property; and to Seller's knowledge the heating, ventilating and air conditioning, plumbing, sprinkler, electrical and drainage systems, roofs, and all other fixtures, equipment and systems at or serving the Property are in good condition, repair and working order.

                  (u) Exhibit B to this Agreement sets forth the only fire and extended coverage insurance policies ("Policy") maintained by Tenant with respect to the Property; the Policy is in full force and effect and all premiums due thereunder have been paid; and neither Seller nor (to Seller's knowledge) Tenant has received any notice from the insurance companies which issued the Policy, indicating that the Policy will not be renewed or will be renewed at a higher premium than is presently payable therefor.

                  (v) There is no action, suit or proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or the Property or any portion thereof or the

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Tenant Lease or relating to or arising out of the ownership, management or operation of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality. Seller has informed Buyer that Seller was contacted by a representative of the County Engineer concerning run off water that was collecting in County maintained land adjacent to Crestwood Drive, and Seller asserted that this is not Seller's responsibility and that no further contacts were made to Seller in this regard. Buyer agrees that the matters in the preceding sentence are not a breach of Seller's representations and warranties herein.

                  (w) All real estate taxes currently due and payable with respect to the Property have been paid; the Property constitutes a separate tax parcel and is separately assessed for real estate tax purposes; there is no proceeding pending for the adjustment of the assessed valuation of all or any portion of the Property; the Property has been assessed and real estate taxes have been paid on the basis of the value of all improvements as completed; and there is no abatement, reduction or deferral in effect with respect to all or any portion of the real estate taxes or assessments applicable to the Property.

                  (x) No portion of the Property is located within an area designated as a flood hazard area or an area which will require the purchase of flood insurance for the obtaining of any federally insured or federally related loan; no portion of the Real Property is located in any area constituting a "wetland".

                  (y) Water, sanitary sewer, storm sewer, drainage, electric, telephone, gas, and other public utility systems and lines serve the Property with capacity and in a manner adequate for the present use of the Property and are directly connected to the lines and/or other facilities of the respective public authorities or utility companies providing such services or accepting such discharge, either adjacent to the Real Property or through easements or rights of way appurtenant to and forming a part of the Real Property; such easements or rights-of-way have been fully granted, and all charges therefore have been fully paid by Seller and all charges for the aforesaid utility systems and the connection of the Real Property to such systems, including without limitation connection fees, "tie-in" charges and other charges now or hereafter to become due and payable, have been fully paid by Seller; and the water and sanitary sewer service described above is supplied by public authority.

                  (z) Seller has not received any notice of any condemnation proceeding or other proceedings in the nature of eminent domain ("Taking") in connection with the Property, and to Seller's knowledge no Taking has been threatened.

                  (aa) The Real Property has direct access to Oak Hill Road; and Oak Hill Road is a public street owned and maintained by the applicable municipal authority.

                  (bb) All of the books, records, information, data and other items supplied by Seller to Buyer are true, complete and correct in all material respects, and fairly and accurately presented the results of operations of the Property.

9. Operations Prior to Closing. Between the date of this Agreement and Closing:

                  (a) Seller shall, at its expense: perform all of its obligations under the Tenant Lease and shall use its best efforts to cause the Tenant to perform all of its obligations under the Tenant Lease; and cure (or cause the Tenant to cure) all notices of any Violations and/or Defect Notices issued prior to Closing .

                  (b) Seller shall not enter into any agreement to modify, amend or otherwise alter any of the terms or provisions of the Tenant Lease or any of the Service Agreements; and Seller shall not enter into an new lease or other agreement with respect to the use or occupancy of the Property and/or the maintenance thereof, without the prior written consent of Buyer.

                  (c) Seller shall perform all acts, and shall make all payments, necessary to cause the representations and warranties of Seller in
Section 8 of this Agreement to be true and correct.

                  (d) (i) Buyer, its attorneys, accountants, architects, engineers and other representatives shall be afforded access to the Property and to all books, records and files relating thereto from time to time prior to Closing for the purposes of inspections, preparation of plans, taking of measurements, making of surveys, making of appraisals, and generally for the ascertainment of the condition of the Property, including but not limited to the physical and financial condition of the Property; and there shall be furnished to Buyer all plans and specifications, engineering reports, feasibility studies, operating statements, governmental permits and approvals, contracts, leases, surveys, title information and other documentation concerning the Property in the possession of Seller and/or Seller's management agent for the Property.

                        (ii) Buyer, its attorneys, accountants and other representatives, shall be permitted to make and are authorized to make any searches of governmental records as they deem necessary with respect to the Property; and Seller agrees fully to cooperate with Buyer and its attorneys and other representatives in this regard and to issue any consents or authorizations required therefor.

                        (iii) Buyer agrees to indemnify, defend and reimburse Seller for all costs, expenses (including, without limitation, attorney's fees, consultant and expert fees and court costs) loss and liabilities suffered or incurred by Seller as the result of any injuries to persons or properties caused by Buyer's entry upon the Property prior to Closing pursuant to the provisions of this Section 9(d) and Section 14(b)(ii)(D) below. The obligations of Buyer pursuant to this Section 9(d)(iii) shall survive Closing and/or any termination of this Agreement.

                  (e) Promptly after receipt thereof by Seller, Seller shall deliver to Buyer the following:

                        (i) a copy of any notice of default given or received under the Tenant Lease or the Service Agreements;

                        (ii) a copy of any tax bill, notice or statement of value, or notice of change in a tax rate affecting or relating to the Property;

                        (iii) a copy of any notice of an actual or alleged Violation; and

                        (iv) a copy of any notice of Taking.

                  (f) Seller shall complete and deliver for execution by Tenant a written certification in the form of Exhibit C to this Agreement ("Tenant Estoppel Certificate"); and shall obtain an executed Tenant Estoppel Certificate (dated no more than ten (10) days prior to the Closing Date) from Tenant. Seller shall deliver to Buyer a copy of the executed Tenant Estoppel Certificate delivered to Seller promptly after receiving such certificate.

                  (g) Seller shall deliver for execution by Tenant a Subordination, Non-Disturbance and Attornment agreement in the form required by Buyer's lender ("SNDA"); and Seller shall obtain an executed SNDA from Tenant. Seller shall deliver to Buyer a copy of the executed SNDA delivered to Seller promptly after receiving such SNDA.

10. Environmental Matters.

                  (a) Seller represents and warrants to Buyer that to the best of Seller's knowledge:

                        (i) The Property and all activities and conditions at the Property are in compliance with all applicable federal, state and local environmental statutes, ordinances, regulations, orders and requirements of common law, including without limitation: those relating to the construction, operation, maintenance or repair of any improvements or equipment; the discharge, emission or release of any item or substance to the air, soil, surface water or ground water; the discharge of any dredge or fill material to a wetland or other water of the United States; the storage, treatment, disposal or handling of any Contaminant; or the construction, operation, maintenance or repair of aboveground or underground storage tanks (collectively, "Environmental Laws").

                        (ii) No item or substance ("Contaminant") that may require remediation under any Environmental Law is present on, over or under or is migrating from the Property.

                        (iii) Neither Seller, nor, to Seller's actual knowledge, Tenant or any other party has generated, stored, treated, disposed of, discharged, released, emitted or otherwise handled any Contaminant on, over, under, from or in any manner affecting the Property or any premises adjacent to the Property. For the purposes of this subsection (iv) only, "Contaminant" shall not include office equipment, fuel and other similar products contained in vehicles and cleaning solutions and other maintenance materials that are customarily used or stored incidental to and are reasonably necessary for the operation or maintenance of the Property.

                        (iv) Neither the Property nor any adjacent premises, is listed or proposed for listing on the National Priorities List established pursuant to Section 105(8)(B) of CERCLA, 42 U.S.C. ss.9605(8)(B), or on any other hazardous site list promulgated by any federal, state or local government or governmental agency.

                        (v) No underground or above ground storage tanks are present at the Property.

                        (vi) Seller has provided Buyer with copies of all: (A) permits, licenses, certificates, registrations, approvals, and any amendments thereto required for the Property pursuant to or necessary for compliance with Environmental Laws; (B) applications, reports or other materials submitted to any governmental agency in connection with any Environmental Law; (C) records or manifests required to be maintained pursuant to Environmental Laws or which are relevant to the issue of compliance with Environmental Laws; (D) correspondence, notices of violation, summonses, orders, administrative, civil or criminal complaints, requests for information or other documents received by Seller or its agents pertaining to compliance with Environmental Laws or the generation, storage, treatment, handling, discharge, emission, release or migration of any Contaminant on, over, under, from or affecting the Property; and (E) records and analyses of any environmental tests pertaining to the Property, including without limitation the results of any air, water or soil analyses or tank integrity testing, which are in the possession of Seller for the Property or the existence of which is known to Seller. Notwithstanding the foregoing provisions of this subparagraph 10(a)(vi), the provisions set forth above in this subparagraph 10(a)(vi) are limited to those items in Seller's actual possession.

                        (vii) No civil, criminal or administrative proceeding is pending or threatened relating to Environmental Laws or Contaminants on, over, under, from or affecting the Property; neither Seller nor Tenant has received any notice of violation or potential liability regarding the Property or activities thereon relating to Environmental Law or Contaminants on, over, under, from or affecting the Property and Seller has no reason to believe such notices will be received and has no reason to know of circumstances that would give rise to such notices or proceedings in the future; neither Seller nor Tenant has entered into any consent order, consent decree, administrative order, judicial order or settlement relating to Environmental Laws or Contaminants on, over, under, migrating from or affecting the Property.

                  (b) Seller will assist Buyer in giving notice to applicable government agencies and in transferring or reissuing to Buyer any permit, license, certificate, registration or other approval necessary to continue operations at the Property, or in obtaining for Buyer any new permit, license, certificate, registration or approval required of Buyer under any Environmental Law.

                  (c) Seller agrees to indemnify, hold harmless, defend and reimburse Buyer for, and release Buyer from, all cost, expense, loss and liability (including without limitation common law and statutory liability) suffered by Buyer from or in connection with any of the following: (i) Seller's breach of any of the provisions in this Section 10; (ii) compliance with Environmental Laws incurred on account of the status of or conditions existing at the Property before Closing; (iii) studying or remedying contamination or suspected contamination of the Property by any Contaminant, which contamination existed before Closing; (iv) costs incurred due to any investigation of the Property or any cleanup, removal, remediation or any restoration required by a federal, state or local governmental agency or political subdivision or court; arising out of the condition of the Property before Closing; and (v) claims, sums paid for settlement of claims, damages, fines, penalties, judgments or other sanctions incurred, arising out of, relating to or on account of any Environmental Laws or the presence of any Contaminants (including but not limited to any personal injury or property damage relating thereto) arising out of the condition of the Property before Closing.

                  (e) None of the remedies described in this Section 10 shall exclude or limit Buyer's common law rights of recovery, contribution or other legal redress, or Buyer's right to obtain statutory relief, including but not limited to a cost recovery action under CERCLA or other federal, state or local statutes providing for similar remedies and the right to specific performance.

11. Casualty.

                  (a) Seller shall maintain (or cause the Tenant to maintain) the Policy in effect until the time of Closing, and shall cause the Tenant to deliver to Buyer, within ten (10 ) days after the date of this Agreement, an endorsement to the Policy issued by the insurance company issuing the Policy evidencing that the Policy is in effect, and that the Policy will not be canceled or materially modified without at least thirty (30) days prior written notice to Buyer.

                  (b) If at any time prior to the Closing Date any portion of the Property is destroyed or damaged as a result of fire or any other casualty ("Casualty"), Seller shall promptly give written notice ("Casualty Notice") thereof to Buyer. If the Property is the subject of a Casualty, Buyer shall have the right, at its sole option, of terminating this Agreement (by written notice to Seller and the Title Company given within thirty (30) days after receipt of the Casualty Notice from Seller) unless, (i) the cost fully to repair or restore such damage is less than Twenty Five Thousand Dollars ($25,000) and sufficient insurance proceeds are available fully to restore such damage, and (ii) the insurance company issuing the Policy has confirmed in writing prior to the end of such thirty (30) day period that such Casualty is covered by the Policy and that no defense to payment of the claim exists, and (iii) such Casualty will not result in the Tenant terminating the Tenant Lease or asserting a right to terminate the Tenant Lease, and (iv) any loan commitment obtained by Buyer for financing to acquire the Property is not canceled or suspended as a result of such Casualty. If a Casualty Notice is given to Buyer less than thirty (30) days prior to Closing, at Buyer's option Closing shall be postponed to a date not earlier than thirty (30) days after Buyer's receipt of the Casualty Notice. If Buyer terminates this Agreement pursuant to this Section 11(b), Seller and Buyer shall forthwith deliver to the Title Company written instructions to pay the Deposit to Buyer. If Buyer does not terminate this Agreement, the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date together with an amount equal to Seller's deductible under the Policy, shall be paid to Buyer at the time of Closing and all unpaid claims and rights in connection with losses to the Property shall be assigned to Buyer at Closing without in any manner affecting the Purchase Price.

                  (c) If the Property is the subject of a Casualty, but Buyer does not have the right to terminate this Agreement pursuant to the provisions of Section 11(b) above (or Buyer does not exercise such right), then Seller shall promptly cause all temporary repairs to be made to the Property as shall be required to prevent further deterioration and damage to the Property; provided, however, that any such repairs shall first be approved by Buyer. Seller shall have the right to be reimbursed from the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date for the cost of all such repairs made pursuant to this Section 11(c). Except for the obligation of Seller to repair the Property set forth in this Section 11(c), Seller shall have no other obligation to repair any Casualty damage in the event Buyer does not elect to terminate this Agreement pursuant to the provisions of Section 11(b), and in such event, Buyer shall accept the Property at Closing as damaged or destroyed by the Casualty and Buyer shall have the right to enter the Real Property prior to Closing for the purpose of performing such repairs thereto as are reasonably necessary to protect the Property against further damage prior to the Closing Date.

                  (d) At Closing, Seller shall assign to Buyer all of Seller's rights, title and interest in, to and under the Policy maintained by the Tenant under the Tenant Lease; and Seller shall deliver to Buyer the Policy and an endorsement to the Policy reflecting that Buyer has become the insured party thereunder.

12. Eminent Domain. If at any time prior to the Closing Date: a Taking affects all or any part of the Property, or if any proceeding for a Taking is commenced, or if notice of the contemplated commencement of a Taking is given, Seller shall promptly give written notice ("Taking Notice") thereof to Buyer. Buyer shall have the right, at its sole option, of terminating this Agreement by written notice to Seller within thirty (30) days after receipt by Buyer of the Taking Notice. If a Taking Notice is given to Buyer less than thirty (30) days prior to Closing, at Buyer's option Closing shall be postponed to a date not earlier than thirty (30) days after Buyer's receipt of the Taking Notice. If Buyer terminates this Agreement pursuant to this Section 12, Seller and Buyer shall forthwith deliver to the Title Company written instructions to pay the Deposit to Buyer. If Buyer does not terminate this Agreement, the Purchase Price shall be reduced by the total of any awards or damages received by Seller and Seller shall, at Closing, be deemed to have assigned to Buyer all of Seller's right, title and interest in and to any awards or damages to which Seller may have become entitled or may thereafter be entitled by reason of any exercise of the power of eminent domain or condemnation with respect to or for the Taking of the Property or any portion thereof.

13. Conditions of Buyer's Obligations.

                  (a) The obligations of Buyer under this Agreement are subject to the satisfaction at the time of Closing of each of the following conditions (any one of which may be waived in whole or in part in writing by Buyer at or prior to Closing):

                        (i) all of the representations and warranties by Seller set forth in this Agreement shall be true and correct;

                        (ii) no representation or warranty by Seller contained in this Agreement shall contain any untrue statement or shall omit a material fact necessary to make the statement of fact therein recited not misleading;

                        (iii) Seller shall have performed all covenants, agreements and conditions required by this Agreement to be performed by Seller prior to or as of the Closing Date;

                        (iv) there shall have been no material adverse change in the financial condition of Seller or Tenant during the period from the date of this Agreement to the Closing Date; and

                        (v) Buyer shall have received the executed Tenant Estoppel Certificate and SNDA from the Tenant under the Tenant Lease.

                  (b) In the event any of the conditions set forth in Section 13(a) are not satisfied as of the Closing Date, Buyer shall have the right (in addition to all other rights and remedies available to Buyer under this Agreement, at law or equity), at Buyer's sole option (by written notice to Seller) to (i) terminate Buyer's obligations under this Agreement, or (ii) complete Closing notwithstanding the unsatisfied condition, or (iii) if such condition is not fulfilled by reason of Seller's intentional act or omission and can be remedied by the payment of an ascertainable sum, Buyer may complete Closing and deduct such sum from the Purchase Price.

14. Inspection Period.

                  (a) Buyer shall, during the period ("Inspection Period") which shall commence as of the date of this Agreement and which shall end on the first business day to occur 45 days after the date of this Agreement, have the opportunity to examine the Property, the Tenant Lease, the Service Agreements, the Policy, the Permitted Encumbrances and any items to be delivered by Seller to Buyer, and to conduct such other inspections of the Property (including, without limitation, environmental surveys and inspections and engineering surveys and inspections) as Buyer, in its discretion, may elect.

                  (b) (i) Seller acknowledges that Buyer may commission, prior to Closing, at Buyer's sole cost and expense, an investigation of (without limitation): compliance with Environmental Laws, the presence of Contaminants on, over, under, migrating from or affecting the Property including without limitation in connection with the use and operation of any Personal Property, and the presence of conditions that may affect Buyer's intended use.

                        (ii) Seller will cooperate with Buyer and Buyer's agents in Buyer's investigation, including without limitation: (A) complying with requests for information and records; (B) warranting that responses to such requests are true and complete; (C) assisting Buyer in obtaining governmental agency or other records and upon Buyer's request communicating directly with any governmental agencies; (D) granting Buyer access to the Property including, without limitation, access for collecting surface or subsurface samples of soil, vegetation or water, or samples from buildings and other improvements and Personal Property located on the Property, including samples from walls, floors, ceilings, plenums, paved areas and other areas the taking of which samples may necessitate some damage to the buildings, other improvements or the Personal Property, and installing groundwater monitoring wells; and (E) delivery to Buyer any communications, letters, inquiries or notices received by Seller from any regulatory body dealing with environmental matters, water quality, air quality, life safety and OSHA and with all reports which may have been prepared within the past five years addressing the presence of PCB emissions, asbestos or other hazardous materials or waste. Buyer's investigations shall in no way limit or otherwise affect Seller's representations and warranties under this Agreement.

                  (c) Buyer shall have the right, at Buyer's sole option, to elect to terminate this Agreement (for any reason whatsoever) by giving notice of such termination to Seller on or prior to the second business day to occur after the date on which the Inspection Period ends. If Buyer terminates this Agreement pursuant to this Section 14(c), Seller and Buyer shall forthwith deliver to the Title Company written instructions to pay the Deposit to Buyer; and this Agreement shall be null and void and neither party shall have any further obligations under this Agreement.

15. Items to be Delivered at Closing.

                  (a) At Closing, Seller shall deliver to Buyer the following:

                        (i) The Deed.

                        (ii) The Bill of Sale.

                        (iii) Assignments in the form of Exhibits D and E, respectively, of the Tenant Lease and the Service Agreements designated on Exhibit A to be assigned to Buyer, duly executed and acknowledged by Seller and in proper form for recording, assigning to Buyer all of the lessor's and Seller's rights, title and interest in the Tenant Lease and such Service Agreements, together with all correspondence between Seller and the Tenant, an original executed copy of the Tenant Lease and each such Service Agreement and a letter, duly executed by Seller, in form satisfactory to Buyer addressed to Tenant and other parties under the Service Agreements informing it of the assignments. Seller shall also deliver to Buyer at Closing evidence of Seller's termination of those Service Agreements not assigned to Buyer and payment of all sums owing to the parties to such Service Agreements.

                        (iv) An assignment, duly executed and acknowledged by Seller, of (and delivery to Buyer of originals or copies of): all permanent certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the Property; all fees, escrow and/or security funds, deposits and other sums heretofore paid by Seller to any governmental authority in connection with the Property; all certificates issued by the local Board of Fire Underwriters (or other body exercising similar functions); all plans, specifications and project manuals for the Property in Seller's possession; and all guarantees, bonds and warranties with respect to the Property (together with original counterparts of such instruments).

                        (v) An original counterpart of the Tenant Estoppel Certificate and the SNDA.

                        (vi) Such resolutions and certificates as the Title Company shall require to evidence the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto; and all affidavits, indemnities and other agreements required by the Title Company to permit it to issue to Buyer the Owner's Policy of Title Insurance required pursuant to Section 5(a).

                        (vii) A statement, certified by Seller (and accompanied with all relevant back-up documentation ) setting forth all information necessary or required to permit Buyer to calculate and collect after Closing all payments of additional rent and other charges due under the Tenant Lease. (viii) All proper instruments for the conveyance of the awards referred to in Sections 1(a) and 12.

                        (ix) Duplicate copies of all books, records and operating reports in Seller's possession which are necessary to insure continuity of operation of the Property.

                        (x) Any other documents required to be delivered by Seller pursuant to any other provisions of this Agreement.

                  (b) At Closing, Buyer shall deliver to Seller the following:

                        (i) The portion of the Purchase Price payable pursuant to Section 2(b).

                        (ii) Assumption agreements, in the form of Exhibits D and E respectively, of the Tenant Leases and of the Service Agreements designated on Exhibit A to be assigned to Buyer, duly executed and acknowledged by Buyer and in proper form for recording.

                        (iii) Any other document required to be delivered by Buyer pursuant to any other provisions of this Agreement.

16. Indemnity by Seller.

                  (a) Seller agrees to indemnify, defend and hold harmless Buyer from and against, and to reimburse Buyer with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including without limitation reasonable attorney's fees and court costs) asserted against or incurred by Buyer by reason of or arising out of (i) a breach of any representation or warranty of Seller as set forth in this Agreement, and (ii) the failure of Seller to perform any obligation required by this Agreement to be performed by it.

                  (b) Subject to the provisions of subparagraph 3(b) above, Buyer agrees to indemnify, defend and hold harmless Seller from and against, and to reimburse Seller with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including without limitation, reasonable attorney's fees and court costs) asserted against or incurred by Seller by reason of or arising out of (i) a breach of any representation or warranty of Buyer set forth in this Agreement, and (ii) the failure of Buyer to perform any obligation required by this Agreement to be performed by it.

                  (c) Notwithstanding any provision of this Agreement to the contrary, it is understood and agreed that the remedy of indemnity pursuant to this Section 16 and Buyer's remedies at law may be inadequate in the case of any breach by Seller of its representations, warranties and obligations under this Agreement, and Seller agrees that Buyer shall be entitled to equitable relief and the remedy of specific enforcement with respect thereto.

17. Brokerage. Each of Seller and Buyer represents and warrants to the other that it has dealt with no broker, finder or other intermediary in connection with this sale. In reliance upon the representation and warranty of Buyer set forth in the preceding sentence, Seller agrees to pay all brokerage commissions due to broker, finder or other intermediary claiming a commission in connection with this sale.

18. No Other Representations. Buyer acknowledges that neither Seller nor anyone acting, or purporting to act, on behalf of Seller, has, except as expressly set forth in this Agreement, made any representation or warranty with respect to the Property.

19. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

20. FIRPTA.

                  (a) Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax is not required upon the disposition by Seller of a United States real property interest, the undersigned parties executing this Agreement on behalf of Seller hereby certify the following on behalf of Seller:

                        (i) Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

                        (ii) Seller's U.S. employer identification number is ;
and

                        (iii) Seller's office address is:

                              639 South Main Street
                              Wilkes-Barre, PA 18702

Seller, and the parties executing this Agreement on behalf of Seller, understand that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement made here could be punished by fine, imprisonment, or both. Under penalties of perjury, the undersigned parties executing this Agreement on behalf of Seller declare that they have examined this certification and to the best of their knowledge and belief, it is true, correct and complete; and they further declare that they have authority to sign this document on behalf of Seller.

                  (b) Seller, and the parties executing this Agreement on behalf of Seller, shall deliver to Buyer at Closing, a restatement of the above certifications of Seller and of the parties executing this Agreement on behalf of Seller in the form attached to this Agreement as Exhibit F.

            21. Notices.

                  (a) All notices, demands, requests or other communications from each party to the other required or permitted under the terms of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:

                  if intended for Buyer:

                  The Widener Building, Suite 200
                  One South Penn Square
                  Philadelphia, PA  19107
                  Attention:  Jeffrey E. Kelter
                  Fax:  215-972-0819

                  if intended for Seller:

                  c/o Guaranty Bank
                  639 South Main Street
                  Wilkes-Barre, PA  18702
                  Fax: _____________

Notices may be given on behalf of any party by its legal counsel.

                  (b) Each such notice, demand, request or other communication shall be given (i) against a written receipt of delivery, or (ii) by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) by a nationally recognized overnight courier service for next business day delivery, or (iv) via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in clause (i) or (iii) above.

                  (c) Each such notice, demand, request or other communication shall be deemed to have been given upon the earliest of (i) actual receipt or refusal by the addressee, or (ii) deposit thereof at any main or branch United States post office if sent in accordance with section (b)(ii) above or (iii) deposit thereof with the courier if sent pursuant to section (b)(iii) above.

            22. Miscellaneous.

                  (a) Captions. The captions in this Agreement are inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

                  (b) Entire Agreement; Governing Law. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements (including, without limitation, the letter of intent between Seller and Buyer dated February 4, 1997) among the parties, express or implied, oral or written, which are fully merged herein. The express terms of this Agreement control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

                  (c) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

                  (d) Waiver of Tender of Deed and Purchase Monies. The tender of an executed Deed by Seller and the tender by Buyer of the Purchase Price are mutually waived, but nothing in this Agreement shall be construed as a waiver of Seller's obligation to deliver the Deed and/or of the concurrent obligation of Buyer to pay the portion of the Purchase Price payable at Closing.

                  (e) Gender, etc. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected on this Agreement as the signatories.

                  (g) Exhibits. All exhibits attached to this Agreement are incorporated by reference into and made a part of this Agreement.

                  (h) No Waiver. Neither the failure nor any delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  (i) Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party's legal representative or counsel drafted such provision.

                  (j) Time. Time is of the essence of this Agreement. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period provided in this Agreement shall end on a Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. of the next full business day. For the purposes of this Section, the term "holiday" shall mean a day other than a Saturday or Sunday on which banks in the Commonwealth of Pennsylvania are or may elect to be closed.

                  (k) Attorney's Fees. In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney's fees. However, the provisions of this Section are expressly subject to the limitation on Buyer's liability specified in Section 3.

                  (l) Terms Defined in Tenant Lease. Terms used in this Agreement of Sale with initial capitalization which are defined in the Tenant Lease shall have the meaning in this Agreement of Sale as are ascribed to them in the Tenant Lease.

                  (m) Buyer's Exercise of Right to Terminate. If Buyer desires to terminate its obligations under this Agreement pursuant to any of the provisions hereof, Buyer shall do so by delivering written notice of termination to Seller, with a copy to the Title Company. Upon any such termination, or upon termination of this Agreement pursuant to Section 14(c), the Deposit and all interest earned thereon shall be paid to Buyer, and except as otherwise expressly provided herein, this Agreement shall be and become null and void and neither party shall have any further rights or obligations under this Agreement.

                  (n) Survival. All of the agreements, representations and warranties of Seller and Buyer under this Agreement shall survive Closing and delivery of the Deed.

            IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as a sealed instrument as of the day and year first above written.

Witness:                            SELLER:
                                                                          (Seal)
                                    JOHN D. MORAN, SR.

                                    BUYER:
                                    PENN SQUARE PROPERTIES, INC.


                                          By:   /s/ Jeffrey E. Kelter
                                                -------------------------
                                                President

                                    EXHIBIT A

                               SERVICE AGREEMENTS


                                             To Be
           Date        Parties    Services   Assigned    Terminated
           ----        -------    --------   --------    ----------
                                     NONE

                                    EXHIBIT B
                   FIRE AND EXTENDED COVERAGE INSURANCE POLICY

                                    EXHIBIT C

                           TENANT ESTOPPEL CERTIFICATE

                               DANA PERFUMES CORP.
                        _________________________________
                        _________________________________

                               Dated ______, 1997

Penn Square Properties, Inc.
Widener Building, Suite 200
One South Penn Square
Philadelphia, PA  19107

[Add here the Buyer's mortgagee as additional addressee]

            Re: _________________________________

Dear Ladies and Gentlemen:

            Dana Perfumes Corp., a New York corporation ("Tenant") hereby certifies and agrees as follows:

1. Tenant is the Tenant of the Premises under that certain Lease Agreement dated September 26, 1996, by and between John D. Moran, Sr. t/a/d/b/a Moran Industries, as Landlord and Tenant as Tenant, as amended by an Addendum to Lease Agreement dated December 11, 1996 (the "Lease"). Terms which have a defined meaning in the Lease shall have the same meaning when used in this letter.

2. The Lease is valid and existing and in full force and effect; Tenant is in actual possession of the entire of the Premises; Tenant is not in default of any of its obligations under the Lease and no event has occurred which, with the giving of notice and expiration of a cure period, will result in a default by the Tenant under the Lease; and Landlord is not in default of any of its obligations under the Lease and no event has occurred which, with the giving of notice and the expiration of a cure period, will result in a default by Landlord under the Lease.

3. The copy of the Lease attached to this letter is a true and complete copy of the Lease; the Lease has not been amended, modified or supplemented; the Tenant does not have any right to extend or renew the Initial Term except as expressly set forth in the Lease; and there do not exist any other agreements concerning the Premises between Landlord (or any other party which now or previously had an interest in the Premises) and Tenant.

4. Tenant has not asserted any claim which could adversely affect the right of the Landlord to collect rent or additional rent from Tenant; Tenant has no claim or offset under the Lease or otherwise against rent or additional rent or other charges due or to become due under the Lease; and no notice of default or breach on the part of the Landlord under the Lease has been given by Tenant, which has not been cured.

5. All construction, painting, repairs, alterations, improvements and other work required to be performed by the Landlord under the Lease (including, without limitation, the improvements required to be constructed and installed by Landlord pursuant to the provisions of Section 5 of the Lease and the Addendum to Lease Agreement), and all other obligations of the Landlord required to be performed under the Lease, have been fully performed by the Landlord and accepted by the Tenant as of the date of this letter.

6. The current term of the Lease commenced on November 1, 1996, and will expire on October 31, 2001; Tenant has no right to renew or extend the Lease term except as follows: one 5-year renewal option; Tenant commenced the payment of rent on November 1, 1996; the current annual base or fixed rent payable by Tenant under the Lease $392,840; and no rent under the Lease has been or will be paid more than thirty days in advance of its due date.

7. The rents and other payments set forth in Section 6 above and in the Lease are the actual rents, income and charges presently being paid by Tenant under the Lease.

8. Except as expressly set forth in the Lease, Tenant is not entitled to any concession, allowance, rebate or refund.

9. Tenant has not prepaid any rent, additional rent or other charges pursuant to the Lease for more than the current month; and the last payment of a monthly installment of rent was paid by Tenant on _______, 1997.

10. Tenant has not paid any security deposit under the Lease.

11. Tenant did not deal with any real estate broker or other intermediary in connection with the negotiation and/or execution of the Lease; and no real estate broker or other intermediary introduced the Premises to Tenant for lease.

12. Tenant has no option or right of first refusal to purchase the Premises or any part thereof or option or right of first refusal to continue to lease the Premises after the expiration of the term, except for the renewal option referred to in Section 6 above.

13. Tenant has not assigned the Lease or any interest therein nor sublet all or any portion of the Premises.

14. Tenant agrees that it will not enter into any agreement with Landlord to terminate, modify or otherwise amend the Lease without your prior written consent prior to _______, 1997.

15. Tenant is not the subject of a bankruptcy, insolvency or other similar proceeding , or any order to cease operating its current business; Tenant is not insolvent; and Tenant has not admitted in writing its inability to pay Base Rent, Additional Rent or other sums due under the Lease, as they become due and payable.

16. The Tenant does not have the right to remove from the Premises any of the currently attached heating, ventilating, air conditioning mechanical, electrical and other systems located within the building on the Premises.

17. Tenant has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with any federal, state or local statute, ordinance, rule, regulation or other requirement of law for environmental contamination at the Premises and no hazardous, toxic, or polluting substance or waste has been generated, treated, manufactured, stored or refined, used, handled, transported, released, spilled, disposed of or deposited in, on or under the Premises in violation of any applicable law, regulation or statute.

            This Certificate shall enure to your benefit and the benefit of your successors and assign; and shall be binding upon Tenant and Tenant's successors and assigns.

            Tenant acknowledges that you will be relying upon this Certificate in making your determination to acquire the Premises and/or to advance funds for the acquisition of the Premises. Tenant agrees to execute any further variations of this Certificate reasonably required by you or by any lender providing financing to you for the acquisition of the Premises; and to cause any such other document to run to the benefit of any such lender.


                                    DANA PERFUMES CORP.


                                    By:
                                        ---------------------------
                                                 President

                                    EXHIBIT D

                    ASSIGNMENT AND ASSUMPTION OF TENANT LEASE

      THIS ASSIGNMENT made this __ day of ____, 19__, by and between ______________, a ________________________ having an office at
____________________________________ ("Assignor") and ________________, a
________________________ having an office at _________________________________
("Assignee").

                                    RECITALS

            A. Pursuant to a certain Agreement of Sale and Purchase dated as of July 2, 1997 (the "Agreement of Sale"), Assignor has agreed to sell to Assignee, upon the terms, provisions and conditions set forth therein, certain property (hereinafter "Property") located in _____________________________ on land described on Exhibit A attached to and made a part of this Assignment, all as more particularly described in the Agreement of Sale.

            B. In connection with the sale and purchase of the Property, Assignor desires to assign to Assignee a tenant lease encumbering the Property and Assignee desires to accept said assignment and assume the obligations of Assignor under said lease upon the terms, covenants and conditions set forth in this instrument.

            NOW, THEREFORE, in consideration of the purchase price paid by Assignee to Assignor for the Property, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee covenant and agree as follows:

             1. Assignment Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor's and the lessor's right, title and interest in and to
(a) the lease between assignor, as Landlord, and Dana Perfumes Corp. ("Tenant"), as Tenant set forth on Exhibit B attached to and made a part of this Assignment, together with all amendments, extensions, renewals and other modifications thereto (the "Tenant Lease"), (b) rents, additional rents, escrow or security or other tenant deposits, fees, income, charges, and profits now or hereafter arising under the Tenant Lease.

             2. Right to Assign. Assignor represents and warrants that Assignor has title to and full right to assign the Tenant Lease, and any and all rents, income and profits and claims arising under, the Tenant Lease.

             3. Assumption. Assignee accepts said assignment and assumes all obligations on the part of the lessor under the Tenant Lease first arising or accruing on or after the date of this Assignment.

             4. Indemnification by Assignor. Assignor shall indemnify, defend and hold Assignee harmless from and against any claim, demand, cause of action, charge, judgment, damage, liability, cost or expense (including, without limitation, reasonable attorney's fees and legal costs) (a) arising out of the Tenant Lease in connection with events occurring prior to the date of this Assignment, or (b) arising out of any claim by the Tenant arising prior to the date of this Assignment with respect to any escrow or security or other tenant deposit but only to the extent of the amount of such deposit and interest thereon payable to a tenant not transferred by Assignor to Assignee, or (c) arising out of any claim by any broker, finder or other intermediary for any leasing or brokerage commission or other compensation in connection with the Tenant Lease.

             5. Indemnification by Assignee. Assignee shall indemnify, defend and hold Assignor harmless from and against any claim, demand, cause of action, charge, judgment, damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees and legal costs) (a) arising out of the Tenant Lease in connection with events occurring on or after the date of this Assignment (exclusive, however, of events described in clause (c) of Paragraph
4) or (b) arising out of any claim by the Tenant arising on or after the date of this Assignment with respect to its escrow or security or other tenant deposit but only to the extent of the amount of such deposit and interest thereon transferred by Assignor to Assignee and not returned to such tenant by Assignee.

             6. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

             7. Limited Power of Attorney. Assignor hereby appoints Assignee its attorney-in-fact for the limited purpose of receiving and endorsing any checks or other payments of rent, income or profits tendered to Assignee pursuant to the terms of the Lease if any checks are made payable to the order of Assignor. Assignor ratifies any such endorsement made pursuant to this limited power of attorney. This limited power of attorney is coupled with an interest and is irrevocable.

            IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this instrument to be executed by their duly authorized representatives on the day and year first above written.


                                    ASSIGNOR:


                                    ASSIGNEE:

ADD NOTARY AFFIDAVITS

                                    EXHIBIT E

                 ASSIGNMENT AND ASSUMPTION OF SERVICE AGREEMENTS

      THIS ASSIGNMENT made this __ day of _________, 19__, by and between ______________, a ________________________ having an office at
____________________________________ ("Assignor") and ________________, a
________________________ having an office at _________________________________
("Assignee").

                                    RECITALS

            A. Pursuant to a certain Agreement of Sale and Purchase dated as of May , 1996 (the "Agreement of Sale"), Assignor has agreed to sell to Assignee, upon the terms, provisions and conditions set forth therein, certain property (hereinafter "Property") located in __________________________________________, all as more particularly described in the Agreement of Sale.

            B. In connection with the sale and purchase of the Property, Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to those agreements set forth on Exhibit A attached to and made a part of this Assignment (the "Service Agreements") and Assignee desires to accept said assignment and assume the obligations of Assignor under the Service Agreements upon the terms, covenants and conditions set forth in this instrument.

            NOW, THEREFORE, in consideration of the purchase price paid by Assignor to Assignee for the Property and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee covenant and agree as follows:

             1. Assignment. Assignor hereby assigns, transfers and sets over to Assignee all of Assignor's right, title and interest in and to the Service Agreements. Assignor agrees to pay and perform all terms, covenants, conditions, agreements and obligations to be kept and performed under the Service Agreements to the date of this Assignment, together with such other obligations of Assignor concerning the Service Agreements set forth in the Agreement of Sale.

             2. Right to Assign. Assignor represents and warrants that Assignor has title to and full right to assign the Service Agreements.

             3. Assumption. Assignee accepts said assignment and assumes all obligations of Assignor under the Service Agreements first arising or accruing on or after the date of this Assignment.

             4. Indemnification by Assignor. Assignor shall indemnify, defend and hold Assignee harmless from and against any claim, demand, cause of action, charge, judgment, damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees and legal costs) (a) arising out of the Service Agreements in connection with events occurring prior to the date of this Assignment or (b) any service contract, amendment, extension or modification thereof which is not assumed by Assignee pursuant to this instrument.

             5. Indemnification by Assignee. Assignee shall indemnify, defend and hold Assignor harmless from and against any claim, demand, cause of action, charge, judgment, damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees and legal costs) arising out of the Service Agreements in connection with events occurring on or after the date of this Assignment.

             6. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, personal representatives, successors and assigns.

            IN WITNESS WHEREOF, intending to be legally bound, Assignor and Assignee have caused this instrument to be executed by their duly authorized representatives on the day and year first above written.


                                                ASSIGNOR:


                                                ASSIGNEE:

                                    EXHIBIT F

                                FIRPTA AFFIDAVIT

                           Form for Entity Transferor

            Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _________________ (Transferor), the undersigned hereby certifies the following on behalf of
Transferor:

            1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

            2. Transferor's U.S. taxpayer identification number is ________; and

            3. Transferor's office address is:

               _________________________
               _________________________
               _________________________.

Transferor understands that the above information may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

            Under penalties of perjury, I declare that I have examined this instrument and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.


                                       ---------------------------------
                                       Name:
                                       Title:

Dated: _____________

                                                          Exhibit 10(ai) Amend 1

                                         August __, 1997

John D. Moran, Sr.
d/b/a Moran Industries
c/o Guaranty Bank
639 S. Maine Street
Wilkes Barre, PA  18702

            Re:   Premises Wright Township, Luzerne County,
                  Commonwealth of Pennsylvania ("Dana Building)

Gentlemen:

            Reference is made to the Agreement of Sale and Purchase dated as of the 17th day of July, 1997 between John D. Moran, Sr., t/a/d/b/a Moran Industries ("Seller") and Penn Square Properties, Inc. ("Penn Square") for the building leased to Dana Perfumes Corp. (the "Dana Agreement of Sale").

            Terms which have a defined meaning in the in the Dana Agreement of Sale shall have the same meaning when used in this letter agreement.

            This letter agreement will confirm the following agreements between us:

1. The Closing Date under the Dana Agreement of Sale shall be September 15,
1997.

2. If the Buyer defaults under its obligations to complete Closing under the Dana Agreement of Sale, the Buyer shall be deemed also to have defaulted under its obligation to complete Closing under the Agreement of Sale and Purchase dated April 21, 1996 between Seller and Penn Square, as amended by a Letter Agreement dated June 17, 1997, and as assigned by Penn Square to Fair Lawn Industrial Park, Inc. for the building leased to Phillips Electronics North America Corporation.

3. The parties intend that this Letter Agreement shall amend the Dana Agreement of Sale. Except as modified by the terms of this Letter Agreement, the Dana Agreement of Sale shall remain in full force and effect in accordance with its respective terms and provisions. The terms and provisions of the Dana Agreement of Sale are incorporated herein by reference.

John D. Moran, Sr.
d/b/a Moran Industries
August __, 1997
Page 2

            Kindly sign a copy of this letter at the place designated below to indicate your agreement to the terms and provisions hereof:

                                    Very truly yours,

                                    PENN SQUARE PROPERTIES, INC.


                                    By:   /s/ Jeffrey E. Kelter
                                          --------------------------
                                                President

APPROVED AND AGREED TO:


/s/ John D. Moran, Sr. (SEAL)
John D. Moran, Sr.